Contact:	Mark E. Secor
Chief Financial Officer
Phone:	(219) 873–2611
Fax:	(219) 874–9280
Date:	July 29, 2020

FOR IMMEDIATE RELEASE

Horizon Bancorp, Inc. Announces Second Quarter 2020 Financial Results

Michigan City, Indiana, July 29, 2020 (GLOBE NEWSWIRE) — (NASDAQ GS: HBNC) — Horizon Bancorp, Inc. (“Horizon” or the “Company”) announced its unaudited financial results for the three and six months ending June 30, 2020.

Craig M. Dwight, Chairman and CEO of Horizon, commented, “Horizon’s team put in an incredible performance during the second quarter to originate and process record mortgage loan volume, help thousands of local employers to access federal stimulus funding, assist borrowers with payment modifications, and safely open branches that had been operating by appointment only since March. This extraordinary effort was complimented by profitably growing and strengthening the balance sheet, maintaining solid asset quality metrics, managing expenses with customary discipline, and meaningfully growing pre–tax, pre–provision net income.”

Second Quarter 2020 Highlights

■Earned net income of $14.6 million, or $0.33 diluted earnings per share, compared to $11.7 million, or $0.26 diluted earnings per share, for the first quarter of 2020 and $16.6 million, or $0.37 diluted earnings per share, for the second quarter of 2019.

■Grew pre–tax, pre–provision net income to $23.7 million for the quarter, compared to $21.8 million for the first quarter of 2020 and $20.8 million for the second quarter of 2019. This non–GAAP financial measure is utilized by banks to provide a greater understanding of pre–tax profitability before giving effect to credit loss expense. (See the “Non–GAAP Reconciliation of Pre–Tax, Pre–Provision Net Income” table below.)

■Reported return on average assets (“ROAA”) of 1.05% and return on average common equity (“ROACE”) of 9.07% in the quarter, as well as adjusted ROAA of 1.03% and adjusted ROACE of 8.95%, excluding the impact of gains on sale of investment securities, net of tax. (See the “Non–GAAP Reconciliation of Return on Average Assets and Return on Average Common Equity” tables below.)

■Increased the allowance for credit losses (“ACL”) 13.7% during the quarter and 211.8% year–to–date to $55.1 million at period end, representing 1.38% of total loans, reflecting implementation of the Current Expected Credit Losses (“CECL”) accounting method and prudent increases in the Company’s general reserves. ACL at period end also represented 1.49% of loans excluding Federal Paycheck Protection Program (“PPP”) loans, and 196.4% of non–performing loans excluding those which have been modified under the CARES Act.

■Maintained solid asset quality metrics, including non–performing and delinquent loans representing 0.70% and 0.10% of total loans, respectively, at June 30, 2020, while net charge–offs were unchanged at 0.01% of average loans for the period.

■Granted payment deferrals to loans representing 14.3% of the total loan portfolio at period end, compared to 10.4% as previously reported.

■Secured approval for 2,340 PPP loans during the quarter, providing approximately $308.1 million in funding for local employers in the communities Horizon serves, with $1.1 million in deferred salary expense associated with origination costs that will be amortized to interest income as PPP loans are forgiven or paid off. Accreted PPP loans fees, net of amortized origination costs, of $869,000 were recognized as interest income in the second quarter, with the balance of approximately $9.1 million expected to be accreted to interest income over the life of these loans.

Horizon Bancorp, Inc. Announces Second Quarter 2020 Financial Results
■Reported non–interest expense of $30.4 million, representing 2.18% of average assets on an annualized basis, or 2.26% after adding back $1.1 million of deferred PPP loan origination costs, compared to 2.38% for the first quarter of 2020 and 2.51% for the second quarter of 2019.

■Improved the efficiency ratio in the period to 56.23% compared to 58.79% for the first quarter of 2020. (See the “Non–GAAP Calculation and Reconciliation of Efficiency Ratio and Adjusted Efficiency Ratio” tables below.)

■Originated a record $252.8 million in mortgage loans during the quarter, up 128.1% from the first quarter of 2020 and 127.0% from the second quarter of 2019, and generated record gain on mortgage loan sales of $6.6 million, up 90.6% from the linked quarter and 218.6% from the year–ago period.
■Reported net interest margin of 3.47% and adjusted net interest margin of 3.35%, with each declining by 9 basis points from the first quarter of 2020. (See the “Non–GAAP Reconciliation of Net Interest Margin” table for the definition of this Non–GAAP calculation). An estimated 3 basis points of compression is attributed to PPP lending in the quarter, for both net interest margin and adjusted net interest margin.
■Horizon’s tangible book value per share increased from $10.63 at December 31, 2019 to $10.87 at June 30, 2020, which includes the accounting adjustment for CECL as of January 1, 2020. This represents the highest tangible book value per share in the Company’s history. (See the “Non–GAAP Reconciliation of Tangible Stockholders' Equity and Tangible Book Value per Share” tables below.)
■Maintained strong liquidity position including approximately $1.3 billion in cash and investment securities, which is approximately 22.6% of total assets, and approximately $910.7 million in unused availability on lines of credit, at June 30, 2020.

Summary

	For the Three Months Ended
	June 30,	March 31,	June 30,
Net Interest Income and Net Interest Margin	2020	2020	2019
Net interest income	$42,996	$40,925	$41,529
Net interest margin	3.47%	3.56%	3.73%
Adjusted net interest margin	3.35%	3.44%	3.61%

Mr. Dwight commented, “Our team’s success in managing the effect of significantly lower interest rates on Horizon’s loan and deposit pricing in the second quarter is reflected in net interest margin compression of only 9 basis points from the first quarter of this year, which includes an estimated 3 basis points of compression from PPP lending.”

	For the Three Months Ended
	June 30,	March 31,	June 30,
Asset Yields and Funding Costs	2020	2020	2019
Interest earning assets	4.05%	4.47%	4.81%
Interest bearing liabilities	0.74%	1.13%	1.38%

	For the Three Months Ended
Non–interest Income and Mortgage Banking Income	June 30,	March 31,	June 30,
	2020	2020	2019
Total non–interest income	$11,124	$12,063	$10,898
Gain on sale of mortgage loans	6,620	3,473	2,078
Mortgage servicing income net of impairment	(2,760)	25	570

Horizon Bancorp, Inc. Announces Second Quarter 2020 Financial Results

	For the Three Months Ended
	June 30,	March 31,	June 30,
Non–interest Expense	2020	2020	2019
Total non–interest expense	$30,432	$31,149	$31,584
Annualized non–interest expense to average assets	2.18%	2.38%	2.51%

	At or for the Three Months Ended
Credit Quality	June 30,	March 31,	June 30,
	2020	2020	2019
Allowance for credit losses to total loans	1.38%	1.30%	0.50%
Non-performing loans to total loans	0.70%	0.65%	0.52%
Percent of net charge–offs to average loans outstanding for the period	0.01%	0.01%	0.01%

		CECL Adoption
	December 31,		January 1,	Net Reserve Build	Net Reserve Build	June 30,
Allowance for Credit Losses	2019	Impact	2020	1Q20	2Q20	2020
Commercial	$11,996	$13,618	$25,614	$6,936	$6,597	$39,147
Retail Mortgage	923	4,048	4,971	683	178	5,832
Warehouse	1,077	—	1,077	(22)	135	1,190
Consumer	3,671	4,911	8,582	599	(260)	8,921
Allowance for Credit Losses (“ACL”)	$17,667	$22,577	$40,244	$8,196	$6,650	$55,090
ACL/Total Loans	0.49%		1.10%			1.38%

Acquired Loan Discount (“ALD”)	$20,228	$(2,786)	$17,442	$—	$—	$14,474

Mr. Dwight stated, “Horizon’s asset quality metrics continued to remain favorable through the second quarter, as evidenced by low delinquency and other real estate owned and a moderate increase in non–performing loans. Horizon's reserve build reflects adoption of CECL on January 1 and the increase in our quarterly allocation to cover anticipated loan losses related to economic factors and the nature and characteristics of our loan portfolios, primarily related to the impact on non–essential businesses caused by COVID–19 closures and the slow pace of reopening and economic recovery. However, at the current time, we are not aware of any material specific loan losses caused by COVID–19 closures. We believe federal stimulus programs softened the adverse economic impact of COVID–19 for some businesses and consumers to date. Looking ahead, as federal stimulus programs begin to roll back and the pandemic continues, we will be closely monitoring the potential for increased loan losses, and intend to maintain prudent reserves, tightly manage operating expenses, and use our strong balance sheet and ample funding to continue to meet the needs of the businesses and consumers we serve.”

Income Statement Highlights

Net income for the second quarter of 2020 was $14.6 million, or $0.33 diluted earnings per share, compared to $11.7 million, or $0.26, for the linked quarter and $16.6 million, or $0.37, for the year–ago period.

Adjusted net income for the second quarter of 2020 was $14.4 million, or $0.32 diluted earnings per share, compared to $11.2 million, or $0.24, for the linked quarter and to $17.6 million, or $0.39, for the year–ago period. Adjusted net income, which is not calculated according to generally accepted accounting principles (“GAAP”), is a measure that Horizon uses to provide a greater understanding of operating profitability.

Horizon Bancorp, Inc. Announces Second Quarter 2020 Financial Results
The increase in net income for the second quarter of 2020 when compared to the first quarter of 2020 reflects an increase in net interest income of $2.1 million, a decrease in credit loss expense of $1.5 million and a decrease in non–interest expense of $717,000, offset by a decrease in non–interest income of $939,000 and an increase in tax expense of $409,000.

Second quarter 2020 non–interest income was reduced by a non-cash mortgage servicing asset impairment of $2.9 million, recorded to reflect the national increase in mortgage prepayment speeds and past due levels and determined based on a third-party valuation of Horizon's mortgage servicing asset. Gain on sale of mortgage loans grew to a record $6.6 million, up from $3.5 million in the linked quarter and $2.1 million in the year-ago period.

Non-interest expense of $30.4 million in the second quarter of 2020 reflected a $962,000 decline in salaries and employee benefits expense from the linked quarter. The reduction in salaries and employee benefits expense reflected the deferral of approximately $1.1 million in PPP loan origination costs in the second quarter of 2020, which will be amortized over the life of the PPP loans and would be recognized when the loans are forgiven or paid off.

The decrease in net income for the second quarter of 2020 when compared to the same prior year period reflects an increase in credit loss expense of $6.2 million, offset by an increase in net interest income of $1.5 million, an increase in non–interest income of $226,000, a decrease in non–interest expense of $1.2 million and a decrease in tax expense of $1.3 million.

Net income for the first six months of 2020 was $26.3 million, or $0.59 diluted earnings per share, compared to $27.5 million, or $0.65 diluted earnings per share, for the first six months of 2019. Adjusted net income for the first six months of 2020 was $25.6 million, or $0.57 diluted earnings per share, compared to $31.8 million, or $0.75 diluted earnings per share for the first six months of 2019. The decrease in net income for the first six months of 2020 when compared to the same prior year period reflects an increase in the provision for credit loss expense of $14.4 million and an increase in non–interest expense of $259,000, offset by an increase in net interest income of $8.1 million, an increase in non–interest income of $3.6 million and a decrease in tax expense of $1.8 million.

Non–GAAP Reconciliation of Net Income
(Dollars in Thousands, Unaudited)
	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2020	2020	2019	2019	2019	2020	2019

Net income as reported	$14,639	$11,655	$18,543	$20,537	$16,642	$26,294	$27,458
Merger expenses	—	—	—	—	1,532	—	5,650
Tax effect	—	—	—	—	(295)	—	(987)
Net income excluding merger expenses	14,639	11,655	18,543	20,537	17,879	26,294	32,121

(Gain)/loss on sale of investment securities	(248)	(339)	(10)	—	100	(587)	85
Tax effect	52	71	2	—	(21)	123	(18)
Net income excluding (gain)/loss on sale of investment securities	14,443	11,387	18,535	20,537	17,958	25,830	32,188

Death benefit on bank owned life insurance (“BOLI”)	—	(233)	—	(213)	(367)	(233)	(367)
Net income excluding death benefit on BOLI	14,443	11,154	18,535	20,324	17,591	25,597	31,821

Adjusted net income	$14,443	$11,154	$18,535	$20,324	$17,591	$25,597	$31,821

Horizon Bancorp, Inc. Announces Second Quarter 2020 Financial Results

Non–GAAP Reconciliation of Diluted Earnings per Share
(Unaudited)
	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2020	2020	2019	2019	2019	2020	2019

Diluted earnings per share (“EPS”) as reported	$0.33	$0.26	$0.41	$0.46	$0.37	$0.59	$0.65
Merger expenses	—	—	—	—	0.03	—	0.13
Tax effect	—	—	—	—	—	—	(0.02)
Diluted EPS excluding merger expenses	0.33	0.26	0.41	0.46	0.40	0.59	0.76

(Gain)/loss on sale of investment securities	(0.01)	(0.01)	—	—	—	(0.01)	—
Tax effect	—	—	—	—	—	—	—
Diluted EPS excluding (gain)/loss on investment securities	0.32	0.25	0.41	0.46	0.40	0.58	0.76

Death benefit on BOLI	—	(0.01)	—	(0.01)	(0.01)	(0.01)	(0.01)
Diluted EPS excluding death benefit on BOLI	0.32	0.24	0.41	0.45	0.39	0.57	0.75

Adjusted Diluted EPS	$0.32	$0.24	$0.41	$0.45	$0.39	$0.57	$0.75

Non–GAAP Reconciliation of Pre–Tax, Pre–Provision Net Income
(Dollars in Thousands, Unaudited)
	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2020	2020	2019	2019	2019	2020	2019

Pre–tax income	$16,632	$13,239	$22,463	$24,541	$19,947	$29,871	$32,837
Credit loss expense	7,057	8,600	340	376	896	15,657	1,260
Pre–tax, pre–provision net income	$23,689	$21,839	$22,803	$24,917	$20,843	$45,528	$34,097

Pre–tax, pre–provision net income	$23,689	$21,839	$22,803	$24,917	$20,843	$45,528	$34,097
Merger expenses	—	—	—	—	1,532	—	5,650
(Gain)/loss on sale of investment securities	(248)	(339)	(10)	—	100	(587)	85
Death benefit on bank owned life insurance	—	(233)	—	(213)	(367)	(233)	(367)
Adjusted pre–tax, pre–provision net income	$23,441	$21,267	$22,793	$24,704	$22,108	$44,708	$39,465

Horizon’s net interest margin decreased to 3.47% for the second quarter of 2020 compared to 3.56% for the first quarter of 2020. The decrease in net interest margin reflects a decrease in the yield of interest earning assets of 42 basis points, offset by a decrease in the cost of interest bearing liabilities of 39 basis points. Interest income from acquisition–related purchase accounting adjustments was $119,000 higher during the second quarter of 2020 when compared to the first quarter of 2020.

Horizon Bancorp, Inc. Announces Second Quarter 2020 Financial Results
Horizon’s net interest margin decreased to 3.47% for the second quarter of 2020 when compared to 3.73% for the second quarter of 2019. The decrease in net interest margin reflects a decrease in the yield on interest earning assets of 76 basis points offset by a decrease in the cost of interest bearing liabilities of 64 basis points.

Horizon’s net interest margin decreased to 3.51% for the first six months of 2020 when compared to 3.68% for the same prior year period. The decrease in net interest margin reflects a decrease in the yield on interest earning assets of 54 basis points offset by a decrease in the cost of interest bearing liabilities of 48 basis points.

The net interest margin was impacted during the second quarter of 2020 due to the PPP loans that were originated. Horizon estimates that the PPP loans compressed the net interest margin by 3 basis points for the quarter. This assumes these PPP loans were not included in average interest earning assets or interest income and were primarily funded by the growth in non-interest bearing deposits. The compression to the net interest margin for the first six months of 2020 using the same assumptions was estimated to be 2 basis points.

Non–GAAP Reconciliation of Net Interest Margin
(Dollars in Thousands, Unaudited)
	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2020	2020	2019	2019	2019	2020	2019
Net interest income as reported	$42,996	$40,925	$41,519	$43,463	$41,529	$83,921	$75,809

Average interest earning assets	5,112,636	4,746,202	4,748,217	4,623,985	4,566,674	4,929,388	4,249,644

Net interest income as a percentage of average interest earning assets (“Net Interest Margin”)	3.47%	3.56%	3.58%	3.82%	3.73%	3.51%	3.68%

Net interest income as reported	$42,996	$40,925	$41,519	$43,463	$41,529	$83,921	$75,809

Acquisition–related purchase accounting adjustments (“PAUs”)	(1,553)	(1,434)	(1,042)	(1,739)	(1,299)	(2,987)	(2,809)

Adjusted net interest income	$41,443	$39,491	$40,477	$41,724	$40,230	$80,934	$73,000

Adjusted net interest margin	3.35%	3.44%	3.49%	3.67%	3.61%	3.39%	3.55%

Net interest margin, excluding acquisition–related purchase accounting adjustments (“adjusted net interest margin”), was 3.35% for the second quarter of 2020 compared to 3.44% for the prior quarter and 3.61% for the second quarter of 2019. Interest income from acquisition–related purchase accounting adjustments was $1.6 million, $1.4 million and $1.3 million for the three months ended June 30, 2020, March 31, 2020 and June 30, 2019, respectively.

Net interest margin, excluding acquisition–related purchase accounting adjustment (“adjusted net interest margin”), was 3.39% for the first six months of 2020 compared to 3.55% for the same prior year period. Interest income from acquisition–related purchase accounting adjustments was $3.0 million and $2.8 million for the six months ended June 30, 2020 and 2019, respectively.

Lending Activity

Total loans of $3.99 billion, or $3.69 billion excluding PPP loans, on June 30, 2020 compared to $3.71 billion on March 31, 2020, $3.64 on December 31, 2019 and $3.67 billion on June 30, 2019. During the six months ended June 30, 2020, commercial loans increased $266.1 million, mortgage warehouse loans increased $150.1 million, and loans held for sale increased $11.8 million, offset by a decrease in residential mortgage loans of $66.3 million and a decrease in consumer loans of $8.3 million.

Horizon Bancorp, Inc. Announces Second Quarter 2020 Financial Results

Loan Growth by Type, Excluding Acquired Loans
(Dollars in Thousands, Unaudited)

	June 30,	December 31,	Amount	Percent
	2020	2019	Change	Change
Commercial	$2,312,715	$2,046,651	$266,064	13.0%
Residential mortgage	704,410	770,717	(66,307)	(8.6)%
Consumer	660,871	669,180	(8,309)	(1.2)%
Subtotal	3,677,996	3,486,548	191,448	5.5%
Loans held for sale	15,913	4,088	11,825	289.3%
Mortgage warehouse	300,386	150,293	150,093	99.9%
Total loans	$3,994,295	$3,640,929	$353,366	9.7%

Residential mortgage lending activity for the three months ended June 30, 2020 generated a record $6.6 million in income from the gain on sale of mortgage loans, an increase of $3.1 million from the first quarter of 2020 and $4.5 million from the second quarter of 2019. Total origination volume for the second quarter of 2020, including loans placed into portfolio, totaled a record $252.8 million, representing an increase of 128.1% from the first quarter of 2020 and an increase of 127.0% from the second quarter of 2019. As a percentage of total originations, 77% of the volume was for refinances and 23% was for new purchases during the second quarter of 2020. Total origination volume of loans sold to the secondary market totaled $192.4 million, representing an increase of 184.7% from the first quarter of 2020 and an increase of 217.2% from the second quarter of 2019.

Expense Management

	Three Months Ended
	June 30,			March 31,
	2020			2020			Adjusted
Non–interest Expense	Actual	Merger Expenses	Adjusted	Actual	Merger Expenses	Adjusted	Amount Change	Percent Change
Salaries and employee benefits	$15,629	$—	$15,629	$16,591	$—	$16,591	$(962)	(5.8)%
Net occupancy expenses	3,190	—	3,190	3,252	—	3,252	(62)	(1.9)%
Data processing	2,432	—	2,432	2,405	—	2,405	27	1.1%
Professional fees	518	—	518	536	—	536	(18)	(3.4)%
Outside services and consultants	1,759	—	1,759	1,915	—	1,915	(156)	(8.1)%
Loan expense	2,692	—	2,692	2,099	—	2,099	593	28.3%
FDIC insurance expense	235	—	235	150	—	150	85	56.7%
Other losses	193	—	193	120	—	120	73	60.8%
Other expense	3,784	—	3,784	4,081	—	4,081	(297)	(7.3)%
Total non–interest expense	$30,432	$—	$30,432	$31,149	$—	$31,149	$(717)	(2.3)%
Annualized non–interest expense to average assets	2.18%		2.18%	2.38%		2.38%

Total non–interest expense was $717,000 lower in the second quarter of 2020 when compared to the first quarter of 2020. Decreases in salaries and employee benefits, other expense and outside services and consultants expense were partially offset by an increase in loan expense. The reduction in salaries and employee benefits expense reflected the deferral of approximately $1.1 million in PPP loan origination costs in the second quarter of 2020, which will be amortized over the life of the PPP loans and recognized when the loans are forgiven or paid off.

Horizon Bancorp, Inc. Announces Second Quarter 2020 Financial Results

	Three Months Ended
	June 30,			June 30,
	2020			2019			Adjusted
Non–interest Expense	Actual	Merger Expenses	Adjusted	Actual	Merger Expenses	Adjusted	Amount Change	Percent Change
Salaries and employee benefits	$15,629	$—	$15,629	$16,951	$(482)	$16,469	$(840)	(5.1)%
Net occupancy expenses	3,190	—	3,190	3,148	(75)	3,073	117	3.8%
Data processing	2,432	—	2,432	2,139	(68)	2,071	361	17.4%
Professional fees	518	—	518	598	(153)	445	73	16.4%
Outside services and consultants	1,759	—	1,759	1,655	(176)	1,479	280	18.9%
Loan expense	2,692	—	2,692	2,048	(2)	2,046	646	31.6%
FDIC insurance expense	235	—	235	365	—	365	(130)	(35.6)%
Other losses	193	—	193	169	(69)	100	93	93.0%
Other expense	3,784	—	3,784	4,511	(507)	4,004	(220)	(5.5)%
Total non–interest expense	$30,432	$—	$30,432	$31,584	$(1,532)	$30,052	$380	1.3%
Annualized non–interest expense to average assets	2.18%		2.18%	2.51%		2.39%

Total non–interest expense was $1.2 million lower in the second quarter of 2020 when compared to the second quarter of 2019. Decreases in salaries and employee benefits, other expenses and FDIC deposit expense were offset in part by increases in loan expenses, data processing expenses and outside services and consultants expense. Excluding merger expenses, total non–interest expense increased by $380,000 in the second quarter of 2020 when compared to the second quarter of 2019. This increase was primarily related to closing the Salin Bancshares, Inc. merger on March 26, 2019 and the related increase in costs.

	Six Months Ended
	June 30,			June 30,
	2020			2019			Adjusted
Non–interest Expense	Actual	Merger Expenses	Adjusted	Actual	Merger Expenses	Adjusted	Amount Change	Percent Change
Salaries and employee benefits	$32,220	$—	$32,220	$31,417	$(484)	$30,933	$1,287	4.2%
Net occupancy expenses	6,442	—	6,442	5,920	(75)	5,845	597	10.2%
Data processing	4,837	—	4,837	4,105	(360)	3,745	1,092	29.2%
Professional fees	1,054	—	1,054	1,091	(392)	699	355	50.8%
Outside services and consultants	3,674	—	3,674	5,185	(2,466)	2,719	955	35.1%
Loan expense	4,791	—	4,791	3,997	(2)	3,995	796	19.9%
FDIC insurance expense	385	—	385	525	—	525	(140)	(26.7)%
Other losses	313	—	313	273	(71)	202	111	55.0%
Other expense	7,865	—	7,865	8,809	(1,800)	7,009	856	12.2%
Total non–interest expense	$61,581	$—	$61,581	$61,322	$(5,650)	$55,672	$5,909	10.6%
Annualized non–interest expense to average assets	2.28%		2.28%	2.64%		2.40%

Total non–interest expense was $259,000 higher for the first six months of 2020 when compared to the same prior year period. Increases in salaries and employee benefits, loan expenses, data processing and net occupancy expenses were offset in part by decreases in outside services and consultants expense, other expenses and FDIC deposit insurance.

Horizon Bancorp, Inc. Announces Second Quarter 2020 Financial Results
Annualized non–interest expense as a percent of average assets were 2.18%, 2.38% and 2.51% for the three months ended June 30, 2020, March 31, 2020 and June 30, 2019, respectively. Annualized non–interest expense, excluding merger expenses, as a percent of average assets were 2.18%, 2.38% and 2.39% for the three months ended June 30, 2020, March 31, 2020 and June 30, 2019, respectively.

Annualized non–interest expense as a percent of average assets were 2.28% and 2.64% for the six months ended June 30, 2020 and 2019, respectively. Annualized non–interest expense, excluding merger expenses, as a percent of average assets were 2.28% and 2.40% for the six months ended June 30, 2020 and 2019, respectively.

Income tax expense totaled $2.0 million for the second quarter of 2020, an increase of $409,000 when compared to the first quarter of 2020 and a decrease of $1.3 million when compared to the second quarter of 2019. The increase in income tax expense in the second quarter of 2020 compared to the first quarter of 2020 was primarily due to an increase in income before taxes of $3.4 million. The decrease in income tax expense in the second quarter of 2020 compared to the second quarter of 2019 was primarily due to a decrease in income before taxes of $3.3 million.

Income tax expense totaled $3.6 million for the six months ended June 30, 2020, a decrease of $1.8 million when compared to the six months ended June 30, 2019. The decrease in income tax expense was primarily due to a decrease in income before taxes of $3.0 million.

Capital

The capital resources of Horizon and Horizon Bank (the “Bank”) exceeded regulatory capital ratios for “well capitalized” banks at June 30, 2020. Stockholders’ equity totaled $652.2 million at June 30, 2020 and the ratio of average stockholders’ equity to average assets was 12.07% for the six months ended June 30, 2020.

Capital levels benefited from the Company’s previously disclosed public offering of subordinated notes raising $60.0 million. Horizon’s fortress balance sheet at June 30, 2020 maintained adequate regulatory capital ratios when stress testing for highly adverse scenarios.

The following table presents the actual regulatory capital dollar amounts and ratios of Horizon and the Bank as of June 30, 2020.

June 30, 2020	Actual		Required for Capital Adequacy Purposes		Required for Capital Adequacy Purposes with Capital Buffer		Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital (to risk–weighted assets)
Consolidated	$628,750	14.37%	$350,035	8.00%	$459,421	10.50%	N/A	N/A
Bank	514,371	11.74%	350,508	8.00%	460,042	10.50%	$438,135	10.00%
Tier 1 capital (to risk–weighted assets)
Consolidated	585,386	13.38%	262,505	6.00%	371,882	8.50%	N/A	N/A
Bank	459,621	10.49%	262,891	6.00%	372,429	8.50%	350,521	8.00%
Common equity tier 1 capital (to risk–weighted assets)
Consolidated	469,069	10.72%	196,904	4.50%	306,295	7.00%	N/A	N/A
Bank	459,621	10.49%	197,168	4.50%	306,706	7.00%	284,799	6.50%
Tier 1 capital (to average assets)
Consolidated	585,386	10.75%	217,818	4.00%	217,818	4.00%	N/A	N/A
Bank	459,621	8.48%	216,802	4.00%	216,802	4.00%	271,003	5.00%

Horizon Bancorp, Inc. Announces Second Quarter 2020 Financial Results
“Horizon’s capital position continues to be well capitalized, as defined by regulations, after the adoption of CECL,” said Mr. Dwight. “In addition, Horizon’s earnings were able to offset the adoption of CECL, ACL build, stock repurchases and dividends to successfully build tangible capital to a record $10.87 per share. Horizon also completed a $60.0 million subordinated debt offering, further strengthening our capital position, increasing liquidity at the holding company, and providing optionality to Horizon as we navigate through the economic challenges created by the pandemic.”

Liquidity

The Bank maintains a stable base of core deposits provided by long–standing relationships with individuals and local businesses. These deposits are the principal source of liquidity for Horizon. Other sources of liquidity for Horizon include earnings, loan repayment, investment security sales and maturities, proceeds from the sale of residential mortgage loans, unpledged investment securities and borrowing relationships with correspondent banks, including the Federal Home Loan Bank of Indianapolis (the “FHLB”). At June 30, 2020, in addition to liquidity available from the normal operating, funding, and investing activities of Horizon, the Bank had approximately $910.7 million in unused credit lines with various money center banks, including the FHLB and the Federal Reserve Bank Discount Window. The Bank had approximately $453.6 million of unpledged investment securities at June 30, 2020.

Branch Network and Customer Experience

Horizon continues to implement its disciplined approach for enhancing the efficiency of its branch network on an ongoing basis, while leveraging technology to enhance the customer experience.

The Bank closed two branches during the second quarter of 2020, one of its Indianapolis branches acquired from Salin and its Horseprairie Valparaiso branch. The Bank expects to replace its Troy, Michigan loan production office with a full-service branch during the third quarter of 2020.

Also during the third quarter, Horizon expects to fully implement live online chat support, as well as fully online and mobile enabled deposit account opening capabilities, for the convenience of new and prospective customers.

Use of Non–GAAP Financial Measures

Certain information set forth in this press release refers to financial measures determined by methods other than in accordance with GAAP. Specifically, we have included non–GAAP financial measures relating to net income, diluted earnings per share, net interest margin, total loans and loan growth, the allowance for loan and lease losses, tangible stockholders’ equity, tangible book value per share, efficiency ratio, the return on average assets, the return on average equity and pre–tax, pre–provision net income. In each case, we have identified special circumstances that we consider to be to be non–recurring and have excluded them. We believe that this shows the impact of such events as acquisition–related purchase accounting adjustments, among others we have identified in our reconciliations. Horizon believes these non–GAAP financial measures are helpful to investors and provide a greater understanding of our business without giving effect to the purchase accounting impacts and one–time costs of acquisitions and non–recurring items. These measures are not necessarily comparable to similar measures that may be presented by other companies and should not be considered in isolation or as a substitute for the related GAAP measure. See the tables and other information below and contained elsewhere in this press release for reconciliations of the non–GAAP figures identified herein and their most comparable GAAP measures.

Non–GAAP Reconciliation of Tangible Stockholders’ Equity and Tangible Book Value per Share
(Dollars in Thousands Except per Share Data, Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2020	2019	2019	2019
Total stockholders’ equity	$652,206	$630,842	$656,023	$642,711	$626,461
Less: Intangible assets	176,020	176,961	177,917	178,896	179,776
Total tangible stockholders’ equity	$476,186	$453,881	$478,106	$463,815	$446,685

Common shares outstanding	43,821,878	43,763,623	44,975,771	44,969,021	45,061,372

Tangible book value per common share	$10.87	$10.37	$10.63	$10.31	$9.91

Horizon Bancorp, Inc. Announces Second Quarter 2020 Financial Results

Non–GAAP Calculation and Reconciliation of Efficiency Ratio and Adjusted Efficiency Ratio
(Dollars in Thousands, Unaudited)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2020	2020	2019	2019	2019	2020	2019
Non–GAAP Calculation of Efficiency Ratio
Non–interest expense as reported	$30,432	$31,149	$30,650	$30,060	$31,584	$61,581	$61,322

Net interest income as reported	42,996	40,925	41,519	43,463	41,529	83,921	75,809

Non–interest income as reported	$11,125	$12,063	$11,934	$11,514	$10,898	$23,188	$19,610

Non–interest expense/(Net interest income + Non–interest income) (“Efficiency Ratio”)	56.23%	58.79%	57.34%	54.68%	60.24%	57.49%	64.27%

Non–GAAP Reconciliation of Adjusted Efficiency Ratio
Non–interest expense as reported	$30,432	$31,149	$30,650	$30,060	$31,584	$61,581	$61,322
Merger expenses	—	—	—	—	(1,532)	—	(5,650)
Non–interest expense excluding merger expenses	30,432	31,149	30,650	30,060	30,052	61,581	55,672

Net interest income as reported	42,996	40,925	41,519	43,463	41,529	83,921	75,809

Non–interest income as reported	11,125	12,063	11,934	11,514	10,898	23,188	19,610
(Gain)/loss on sale of investment securities	(248)	(339)	(10)	—	100	(587)	85
Death benefit on bank owned life insurance (“BOLI”)	—	(233)	—	(213)	(367)	(233)	(367)
Non–interest income excluding (gain)/loss on sale of investment securities and death benefit on BOLI	$10,877	$11,491	$11,924	$11,301	$10,631	$22,368	$19,328

Adjusted efficiency ratio	56.49%	59.43%	57.35%	54.89%	57.62%	57.94%	58.52%

Horizon Bancorp, Inc. Announces Second Quarter 2020 Financial Results

Non–GAAP Reconciliation of Return on Average Assets
(Dollars in Thousands, Unaudited)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2020	2020	2019	2019	2019	2020	2019
Average assets	$5,620,695	$5,257,332	$5,250,574	$5,107,259	$5,047,365	$5,433,187	$4,679,423

Return on average assets (“ROAA”) as reported	1.05%	0.89%	1.40%	1.60%	1.32%	0.97%	1.18%
Merger expenses	—	—	—	—	0.12	—	0.24
Tax effect	—	—	—	—	(0.02)	—	(0.04)
ROAA excluding merger expenses	1.05	0.89	1.40	1.60	1.42	0.97	1.38

(Gain)/loss on sale of investment securities	(0.02)	(0.03)	—	—	0.01	(0.02)	—
Tax effect	—	0.01	—	—	—	—	—
ROAA excluding (gain)/loss on sale of investment securities	1.03	0.87	1.40	1.60	1.43	0.95	1.38

Death benefit on bank owned life insurance (“BOLI”)	—	(0.02)	—	(0.02)	(0.03)	(0.01)	(0.02)
ROAA excluding death benefit on BOLI	1.03	0.85	1.40	1.58	1.40	0.94	1.36

Adjusted ROAA	1.03%	0.85%	1.40%	1.58%	1.40%	0.94%	1.36%

Horizon Bancorp, Inc. Announces Second Quarter 2020 Financial Results

Non–GAAP Reconciliation of Return on Average Common Equity
(Dollars in Thousands, Unaudited)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2020	2020	2019	2019	2019	2020	2019
Average common equity	$649,490	$667,588	$653,071	$640,770	$622,028	$655,538	$563,862

Return on average common equity (“ROACE”) as reported	9.07%	7.02%	11.26%	12.72%	10.73%	8.07%	9.82%
Merger expenses	—	—	—	—	0.99	—	2.02
Tax effect	—	—	—	—	(0.19)	—	(0.35)
ROACE excluding merger expenses	9.07	7.02	11.26	12.72	11.53	8.07	11.49

(Gain)/loss on sale of investment securities	(0.15)	(0.20)	(0.01)	—	0.06	(0.18)	0.03
Tax effect	0.03	0.04	—	—	(0.01)	0.04	(0.01)
ROACE excluding (gain)/loss on sale of investment securities	8.95	6.86	11.25	12.72	11.58	7.93	11.51

Death benefit on bank owned life insurance (“BOLI”)	—	(0.14)	—	(0.13)	(0.24)	(0.07)	(0.13)
ROACE excluding death benefit on BOLI	8.95	6.72	11.25	12.59	11.34	7.86	11.38

Adjusted ROACE	8.95%	6.72%	11.25%	12.59%	11.34%	7.86%	11.38%

Conference Call

As previously announced, Horizon will host a conference call to review its second quarter financial results and operating performance.

Participants may access the live conference call on July 30, 2020 at 7:30 a.m. CT (8:30 a.m. ET) by dialing 877–317–6789 from the United States, 866–450–4696 from Canada or 412–317–6789 from international locations and requesting the “Horizon Bancorp Call.” Participants are asked to dial in approximately 10 minutes prior to the call.

A telephone replay of the call will be available approximately one hour after the end of the conference through August 6, 2020. The replay may be accessed by dialing 877–344–7529 from the United States, 855–669–9658 from Canada or 412–317–0088 from other international locations, and entering the access code 10145660.

About Horizon Bancorp, Inc.

Horizon Bancorp, Inc. is an independent, commercial bank holding company serving northern and central Indiana, and southern and central Michigan through its commercial banking subsidiary, Horizon Bank. Horizon may be reached online at www.horizonbank.com. Its common stock is traded on the NASDAQ Global Select Market under the symbol HBNC.

Horizon Bancorp, Inc. Announces Second Quarter 2020 Financial Results
Forward Looking Statements

This presentation may contain forward–looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon Bancorp, Inc. and its affiliates (collectively, “Horizon”). For these statements, Horizon claims the protection of the safe harbor for forward–looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in the presentation materials should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission. Forward–looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward–looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward–looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Horizon’s reports filed with the Securities and Exchange Commission, including those described in Horizon’s Annual Report on Form 10–K. Further, statements about the effects of the COVID–19 pandemic on our business, operations, financial performance, and prospects may constitute forward–looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward–looking statements due to factors and future developments that are uncertain, unpredictable, and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers, third parties, and us. Undue reliance should not be placed on the forward–looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward–looking statement to reflect the events or circumstances after the date on which the forward–looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Financial Highlights
(Dollars in thousands except share and per share data and ratios, Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2020	2019	2019	2019
Balance sheet:
Total assets	$5,739,262	$5,351,325	$5,246,829	$5,186,714	$5,098,682
Investment securities	1,126,075	1,099,943	1,042,675	977,536	887,187
Commercial loans	2,312,715	2,050,402	2,046,651	2,046,165	2,062,623
Mortgage warehouse loans	300,386	223,519	150,293	155,631	133,428
Residential mortgage loans	704,410	757,529	770,717	796,497	814,065
Consumer loans	660,871	675,849	669,180	668,332	654,552
Earning assets	5,143,978	4,835,934	4,706,051	4,667,668	4,577,487
Non–interest bearing deposit accounts	981,868	709,978	709,760	756,707	810,350
Interest bearing transaction accounts	2,510,854	2,264,576	2,245,631	2,173,100	2,153,189
Time deposits	814,877	907,717	975,611	986,150	967,236
Borrowings	583,073	704,613	549,741	516,591	436,233
Subordinated notes	58,824	—	—	—	—
Junior subordinated debentures issued to capital trusts	56,437	56,374	56,311	56,250	56,194
Total stockholders’ equity	652,206	630,842	656,023	642,711	626,461

Horizon Bancorp, Inc. Announces Second Quarter 2020 Financial Results

Financial Highlights
(Dollars in thousands except share and per share data and ratios, Unaudited)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2020	2019	2019	2019
Income statement:
Net interest income	$42,996	$40,925	$41,519	$43,463	$41,529
Credit loss expense	7,057	8,600	340	376	896
Non–interest income	11,125	12,063	11,934	11,514	10,898
Non–interest expense	30,432	31,149	30,650	30,060	31,584
Income tax expense	1,993	1,584	3,920	4,004	3,305
Net income	$14,639	$11,655	$18,543	$20,537	$16,642

Per share data:
Basic earnings per share	$0.33	$0.26	$0.41	$0.46	$0.37
Diluted earnings per share	0.33	0.26	0.41	0.46	0.37
Cash dividends declared per common share	0.12	0.12	0.12	0.12	0.12
Book value per common share	14.88	14.41	14.59	14.29	13.90
Tangible book value per common share	10.87	10.37	10.63	10.31	9.91
Market value – high	12.44	18.79	19.42	17.77	17.13
Market value – low	$8.40	$7.97	$16.60	$15.93	$15.51
Weighted average shares outstanding – Basic	43,781,249	44,658,512	44,971,676	45,038,021	45,055,117
Weighted average shares outstanding – Diluted	43,802,794	44,756,716	45,103,065	45,113,730	45,130,408

Key ratios:
Return on average assets	1.05%	0.89%	1.40%	1.60%	1.32%
Return on average common stockholders’ equity	9.07	7.02	11.26	12.72	10.73
Net interest margin	3.47	3.56	3.58	3.82	3.73
Allowance for credit losses to total loans	1.38	1.30	0.49	0.49	0.50
Average equity to average assets	11.56	12.70	12.44	12.55	12.32
Bank only capital ratios:
Tier 1 capital to average assets	8.48	9.43	9.49	9.35	9.52
Tier 1 capital to risk weighted assets	10.49	11.83	12.20	11.62	11.76
Total capital to risk weighted assets	11.74	12.67	12.65	12.08	12.23

Horizon Bancorp, Inc. Announces Second Quarter 2020 Financial Results

Financial Highlights
(Dollars in thousands except share and per share data and ratios, Unaudited)

	Six Months Ended
	June 30,	June 30,
	2020	2019
Income statement:
Net interest income	$83,921	$75,809
Credit loss expense	15,656	1,260
Non-interest income	23,187	19,610
Non-interest expense	61,581	61,322
Income tax expense	3,577	5,379
Net income	$26,294	$27,458

Per share data:
Basic earnings per share	$0.59	$0.65
Diluted earnings per share	0.59	0.65
Cash dividends declared per common share	0.24	0.22
Book value per common share	14.88	13.90
Tangible book value per common share	10.87	9.91
Market value - high	18.79	17.82
Market value - low	$7.97	$15.50
Weighted average shares outstanding - Basic	44,219,880	41,956,047
Weighted average shares outstanding - Diluted	44,286,864	42,032,971

Key ratios:
Return on average assets	0.97%	1.18%
Return on average common stockholders’ equity	8.07	9.82
Net interest margin	3.51	3.68
Allowance for credit losses to total loans	1.38	0.50
Average equity to average assets	12.07	12.05
Bank only capital ratios:
Tier 1 capital to average assets	8.48	9.52
Tier 1 capital to risk weighted assets	10.49	11.76
Total capital to risk weighted assets	11.74	12.23

Horizon Bancorp, Inc. Announces Second Quarter 2020 Financial Results

Financial Highlights
(Dollars in thousands except share and per share data and ratios, Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2020	2019	2019	2019
Loan data:
Substandard loans	$61,385	$61,322	$58,670	$62,130	$47,764
30 to 89 days delinquent	4,029	12,017	7,729	10,204	9,633

Non-performing loans:
90 days and greater delinquent – accruing interest	$123	$246	$146	$34	$391
Trouble debt restructures – accruing interest	2,039	2,115	3,354	3,491	2,198
Trouble debt restructures – non–accrual	3,443	3,360	2,006	1,807	1,576
Non–accrual loans	22,451	18,281	15,679	13,823	14,764
Total non–performing loans	$28,056	$24,002	$21,185	$19,155	$18,929
Non–performing loans to total loans	0.70%	0.65%	0.58%	0.52%	0.52%

Allocation of the Allowance for Credit Losses
(Dollars in Thousands, Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2020	2019	2019	2019
Commercial	$39,147	$32,550	$11,996	$12,082	$11,881
Real estate	5,832	5,654	923	1,449	1,732
Mortgage warehouse	1,190	1,055	1,077	1,041	1,040
Consumer	8,921	9,181	3,671	3,384	3,652
Total	$55,090	$48,440	$17,667	$17,956	$18,305

Net Charge–offs (Recoveries)
(Dollars in Thousands, Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2020	2019	2019	2019
Commercial	$6	$(20)	$146	$192	$265
Real estate	24	17	40	(7)	41
Mortgage warehouse	—	—	—	—	—
Consumer	377	407	443	540	106
Total	$407	$404	$629	$725	$412
Percent of net charge–offs to average loans outstanding for the period	0.01%	0.01%	0.02%	0.02%	0.01%

Horizon Bancorp, Inc. Announces Second Quarter 2020 Financial Results

Total Non–performing Loans
(Dollars in Thousands, Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2020	2019	2019	2019
Commercial	$14,238	$9,579	$7,347	$8,193	$8,697
Real estate	9,945	10,411	9,884	7,212	6,444
Mortgage warehouse	—	—	—	—	—
Consumer	3,873	4,012	3,954	3,750	3,788
Total	$28,056	$24,002	$21,185	$19,155	$18,929
Non–performing loans to total loans	0.70%	0.65%	0.58%	0.52%	0.52%

Other Real Estate Owned and Repossessed Assets
(Dollars in Thousands, Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2020	2019	2019	2019
Commercial	$2,374	$2,464	$3,698	$3,972	$3,694
Real estate	249	336	28	48	113
Mortgage warehouse	—	—	—	—	—
Consumer	20	13	—	24	48
Total	$2,643	$2,813	$3,726	$4,044	$3,855

Horizon Bancorp, Inc. Announces Second Quarter 2020 Financial Results

	Average Balance Sheets
	(Dollar Amount in Thousands, Unaudited)

		Three Months Ended			Three Months Ended
		June 30, 2020			June 30, 2019
		Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
	Assets
	Interest earning assets
	Federal funds sold	$62,832	$17	0.11%	$18,251	$120	2.64%
	Interest earning deposits	20,278	61	1.21%	18,516	83	1.80%
	Investment securities – taxable	481,552	2,243	1.87%	480,036	3,070	2.57%
	Investment securities – non-taxable (1)	647,375	4,105	3.15%	411,944	2,793	3.44%
	Loans receivable (2) (3)	3,900,599	43,918	4.54%	3,637,927	47,784	5.29%
	Total interest earning assets	5,112,636	50,344	4.05%	4,566,674	53,850	4.81%

	Non–interest earning assets
	Cash and due from banks	84,297			67,537
	Allowance for credit losses	(48,611)			(18,036)
	Other assets	472,373			431,190

	Total average assets	$5,620,695			$5,047,365

	Liabilities and Stockholders’ Equity
	Interest bearing liabilities
	Interest bearing deposits	$3,299,661	$4,506	0.55%	$3,118,821	$8,938	1.15%
	Borrowings	618,274	2,074	1.35%	398,320	2,495	2.51%
	Subordinated notes	4,527	58	5.15%	—	—	—%
	Junior subordinated debentures issued to capital trusts	52,835	710	5.40%	53,572	888	6.65%
	Total interest bearing liabilities	3,975,297	7,348	0.74%	3,570,713	12,321	1.38%

	Non–interest bearing liabilities
	Demand deposits	924,890			818,872
	Accrued interest payable and other liabilities	71,018			35,752
	Stockholders’ equity	649,490			622,028

	Total average liabilities and stockholders’ equity	$5,620,695			$5,047,365

	Net interest income/spread		$42,996	3.31%		$41,529	3.43%
	Net interest income as a percent of average interest earning assets (1)			3.47%			3.73%

(1)	Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities. The average rate is presented on a tax equivalent basis.

(2)	Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.

(3)	Non-accruing loans for the purpose of the computation above are included in the daily average loan amounts outstanding. Loan totals are shown net of unearned income and deferred loan fees. The average rate is presented on a tax equivalent basis.

Horizon Bancorp, Inc. Announces Second Quarter 2020 Financial Results

	Average Balance Sheets
	(Dollar Amount in Thousands, Unaudited)

		Six Months Ended			Six Months Ended
		June 30, 2020			June 30, 2019
		Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
	Assets
	Interest earning assets
	Federal funds sold	$43,903	$113	0.52%	$13,072	$224	3.46%
	Interest earning deposits	23,391	163	1.40%	22,414	191	1.72%
	Investment securities – taxable	491,360	4,943	2.02%	464,544	5,980	2.60%
	Investment securities – non-taxable (1)	618,080	7,903	3.16%	402,883	5,421	3.43%
	Loans receivable (2) (3)	3,752,654	88,876	4.78%	3,346,731	87,407	5.28%
	Total interest earning assets	4,929,388	101,998	4.25%	4,249,644	99,223	4.79%

	Non–interest earning assets
	Cash and due from banks	81,203			56,160
	Allowance for credit losses	(36,588)			(17,939)
	Other assets	459,184			391,558

	Total average assets	$5,433,187			$4,679,423

	Liabilities and Stockholders’ Equity
	Interest bearing liabilities
	Interest bearing deposits	$3,262,492	$12,222	0.75%	$2,818,496	$15,814	1.13%
	Borrowings	575,702	4,312	1.51%	487,266	6,116	2.53%
	Subordinated notes	2,264	58	5.15%	—	—	—%
	Junior subordinated debentures issued to capital trusts	52,801	1,485	5.66%	45,735	1,484	6.54%
	Total interest bearing liabilities	3,893,259	18,077	0.93%	3,351,497	23,414	1.41%

	Non–interest bearing liabilities
	Demand deposits	820,997			731,556
	Accrued interest payable and other liabilities	63,393			32,508
	Stockholders’ equity	655,538			563,862

	Total average liabilities and stockholders’ equity	$5,433,187			$4,679,423

	Net interest income/spread		$83,921	3.32%		$75,809	3.38%
	Net interest income as a percent of average interest earning assets (1)			3.51%			3.68%

(1)	Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities. The average rate is presented on a tax equivalent basis.

(2)	Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.

(3)	Non-accruing loans for the purpose of the computation above are included in the daily average loan amounts outstanding. Loan totals are shown net of unearned income and deferred loan fees. The average rate is presented on a tax equivalent basis.

Horizon Bancorp, Inc. Announces Second Quarter 2020 Financial Results

Condensed Consolidated Balance Sheets
(Dollar Amounts in Thousands)

	June 30, 2020	December 31, 2019
	(Unaudited)
Assets
Cash and due from banks	$170,135	$98,831
Interest earning time deposits	9,247	8,455
Investment securities, available for sale	935,140	834,776
Investment securities, held to maturity (fair value of $201,818 and $215,147)	190,935	207,899
Loans held for sale	15,913	4,088
Loans, net of allowance for credit losses of $55,090 and $17,667	3,923,292	3,619,174
Premises and equipment, net	92,232	92,209
Federal Home Loan Bank stock	23,608	22,447
Goodwill	151,238	151,238
Other intangible assets	24,782	26,679
Interest receivable	20,185	18,828
Cash value of life insurance	95,709	95,577
Other assets	86,846	66,628
Total assets	$5,739,262	$5,246,829

Liabilities
Deposits
Non–interest bearing	$981,868	$709,760
Interest bearing	3,325,731	3,221,242
Total deposits	4,307,599	3,931,002
Borrowings	583,073	549,741
Subordinated notes	58,824	—
Junior subordinated debentures issued to capital trusts	56,437	56,311
Interest payable	2,353	3,062
Other liabilities	78,770	50,690
Total liabilities	5,087,056	4,590,806
Commitments and contingent liabilities
Stockholders’ equity
Preferred stock, Authorized, 1,000,000 shares, Issued 0 shares	—	—
Common stock, no par value, Authorized 99,000,000 shares Issued 43,846,947 and 45,000,840 shares, Outstanding 43,821,878 and 44,975,771 shares	—	—
Additional paid–in capital	361,087	379,853
Retained earnings	269,849	269,738
Accumulated other comprehensive income	21,270	6,432
Total stockholders’ equity	652,206	656,023
Total liabilities and stockholders’ equity	$5,739,262	$5,246,829

Horizon Bancorp, Inc. Announces Second Quarter 2020 Financial Results

Condensed Consolidated Statements of Income (Dollar Amounts in Thousands, Except Per Share Data, Unaudited)
	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2020	2019	2019	2019
Interest Income
Loans receivable	$43,918	$44,958	$46,769	$49,455	$47,784
Investment securities – taxable	2,321	2,898	3,054	3,157	3,273
Investment securities – non-taxable	4,105	3,798	3,575	3,099	2,793
Total interest income	50,344	51,654	53,398	55,711	53,850
Interest Expense
Deposits	4,506	7,716	8,767	9,109	8,938
Borrowed funds	2,074	2,238	2,281	2,275	2,495
Subordinated notes	58	—	—	—	—
Junior subordinated debentures issued to capital trusts	710	775	831	864	888
Total interest expense	7,348	10,729	11,879	12,248	12,321
Net Interest Income	42,996	40,925	41,519	43,463	41,529
Credit loss expense	7,057	8,600	340	376	896
Net Interest Income after Credit Loss Expense	35,939	32,325	41,179	43,087	40,633
Non–interest Income
Service charges on deposit accounts	1,888	2,446	2,766	2,836	2,480
Wire transfer fees	230	171	179	189	167
Interchange fees	2,327	1,896	1,996	2,138	2,160
Fiduciary activities	1,765	2,528	2,594	1,834	2,063
Gains/(losses) on sale of investment securities	248	339	10	—	(100)
Gain on sale of mortgage loans	6,620	3,473	3,119	2,702	2,078
Mortgage servicing income net of impairment	(2,760)	25	294	444	570
Increase in cash value of bank owned life insurance	557	554	566	556	555
Death benefit on bank owned life insurance	—	233	—	213	367
Other income	250	398	410	602	558
Total non-interest income	11,125	12,063	11,934	11,514	10,898
Non–interest Expense
Salaries and employee benefits	15,629	16,591	16,841	16,948	16,951
Net occupancy expenses	3,190	3,252	3,106	3,131	3,148
Data processing	2,432	2,405	2,235	2,140	2,139
Professional fees	518	536	520	335	598
Outside services and consultants	1,759	1,915	1,415	1,552	1,655
Loan expense	2,692	2,099	2,438	2,198	2,048
FDIC insurance expense	235	150	—	(273)	365
Other losses	193	120	377	90	169
Other expense	3,784	4,081	3,718	3,939	4,511
Total non-interest expense	30,432	31,149	30,650	30,060	31,584
Income Before Income Taxes	16,632	13,239	22,463	24,541	19,947
Income tax expense	1,993	1,584	3,920	4,004	3,305
Net Income	$14,639	$11,655	$18,543	$20,537	$16,642
Basic Earnings Per Share	$0.33	$0.26	$0.41	$0.46	$0.37
Diluted Earnings Per Share	0.33	0.26	0.41	0.46	0.37

Horizon Bancorp, Inc. Announces Second Quarter 2020 Financial Results

Condensed Consolidated Statements of Income (Dollar Amounts in Thousands, Except Per Share Data, Unaudited)
	Six Months Ended
	June 30,	June 30,
	2020	2019
Interest Income
Loans receivable	$88,876	$87,407
Investment securities – taxable	5,219	6,395
Investment securities – non-taxable	7,903	5,421
Total interest income	101,998	99,223
Interest Expense
Deposits	12,222	15,814
Borrowed funds	4,312	6,116
Subordinated notes	58	—
Junior subordinated debentures issued to capital trusts	1,485	1,484
Total interest expense	18,077	23,414
Net Interest Income	83,921	75,809
Credit loss expense	15,657	1,260
Net Interest Income after Credit Loss Expense	68,264	74,549
Non–interest Income
Service charges on deposit accounts	4,334	4,357
Wire transfer fees	401	285
Interchange fees	4,223	3,521
Fiduciary activities	4,293	4,152
Gains/(losses) on sale of investment securities	587	(85)
Gain on sale of mortgage loans	10,093	3,387
Mortgage servicing income net of impairment	(2,735)	1,176
Increase in cash value of bank owned life insurance	1,111	1,068
Death benefit on bank owned life insurance	233	367
Other income	648	1,382
Total non-interest income	23,188	19,610
Non–interest Expense
Salaries and employee benefits	32,220	31,417
Net occupancy expenses	6,442	5,920
Data processing	4,837	4,105
Professional fees	1,054	1,091
Outside services and consultants	3,674	5,185
Loan expense	4,791	3,997
FDIC insurance expense	385	525
Other losses	313	273
Other expense	7,865	8,809
Total non-interest expense	61,581	61,322
Income Before Income Taxes	29,871	32,837
Income tax expense	3,577	5,379
Net Income	$26,294	$27,458
Basic Earnings Per Share	$0.59	$0.65
Diluted Earnings Per Share	0.59	0.65